Exhibit 10 (cxxiv)

AMENDMENT NO. 3
TO THE HAMILTON BEACH/PROCTOR-SILEX, INC.
UNFUNDED BENEFIT PLAN
(As Amended and Restated Effective as of October 1, 2001)

     Hamilton Beach/Proctor-Silex, Inc. hereby adopts this Amendment No. 3 to The Hamilton Beach/Proctor-Silex, Inc. Unfunded Benefit Plan (As Amended and Restated Effective October 1, 2001) (the “Plan”), to be effective as of January 1, 2004. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

     The first paragraph of Section 2.2 of the Plan is hereby amended in its entirety to read as follows:

     “ROTCE means the Company’s consolidated return on total capital employed (excluding the HB/PS Adjustments) for the applicable time period calculated as follows:

Earnings Before Interest After-Tax (after HB/PS Adjustments)
divided by
Total Capital Employed (after HB/PS Adjustments)”

Section 2

     Section 2.2 of the Plan is hereby amended by adding a new clause (f), immediately following clause (e), thereto, to read as follows:

     “(f) “HB/PS Adjustments” is defined as adjustments to consolidated net income of the Company to exclude the manufacturing change program and CPSC charges, if any.”

     EXECUTED this 24th day of March, 2004.

HAMILTON BEACH/PROCTOR-SILEX, INC.

By:	/s/ Charles A. Bittenbender

Title:	Assistant Secretary